Exhibit 99.1

Conn's, Inc. Reports Record Earnings for the Quarter and Six Months Ended July 31, 2005

     BEAUMONT, Texas--(BUSINESS WIRE)--Aug. 30, 2005--Conn's, Inc. (NASDAQ/NM:CONN), a specialty retailer of home appliances, consumer electronics, computers, mattresses and lawn and garden products, today announced record results for the second quarter and six months ended July 31, 2005.
     Net income for the second quarter increased 37.3% to $9.3 million compared to $6.8 million for the second quarter of last year. Diluted earnings per share were $0.39 compared with $0.29 for the second quarter of last year. Total revenues for the quarter ended July 31, 2005 increased 20.3% to $164.4 million compared with $136.6 million for the quarter ended July 31, 2004. This increase in revenue included net sales increases of $25.0 million, or 21.0%, and increases from "Finance charges and other" of $2.8 million, or 15.6%. Same store sales (revenues earned in stores operated for the entirety of both periods) increased 12.1% for the second quarter ended July 31, 2005.
     Net income for the six months ended July 31, 2005 increased 31.3% to $19.1 million compared to $14.6 million for the six months ended July 31, 2004. Diluted earnings per share were $0.80 compared with $0.61 for the first six months of last year. Total revenues for the six months ended July 31, 2005 increased 18.8% to $322.5 million compared with $271.5 million for the six months ended July 31, 2004. This increase in revenue included net sales increases of $45.4 million, or 19.1%, and increases from "Finance charges and other" of $5.7 million, or 16.6%. Same store sales (revenues earned in stores operated for the entirety of both periods) increased 10.0% for the six months ended July 31, 2005.
     During the second quarter, the Company continued its expansion into the Dallas/Fort Worth Metroplex with the opening of two additional stores, bringing the store count in this market to eleven as of July 2005. Along with a new store opened in Harlingen, Texas, the first week of August 2005, this brings the Company's total store count to 54. The Company's continuing development efforts could result in the Company operating 56 to 58 stores by the end of January 2006. In early September, the Company expects to begin distributing product in the Dallas/Forth Worth market from its new 150,000 square foot distribution center located between Dallas and Forth Worth and will expand its existing service center to better serve this growing market.
     "We are obviously pleased with both the top line and bottom line growth and performance so far this year," said Thomas J. Frank, Conn's Chairman and Chief Executive Officer. "The very positive results in same store sales reflect the determination and commitment to execution by Conn's associates throughout our company. We have achieved our goals in opening new stores thus far this year and with the new DC opening in Dallas we are optimistic about our continued growth for the remainder of the year."

     EPS Guidance

     As a result of its performance for the first six months, the Company is increasing its guidance for the year ending January 31, 2006 of earnings per diluted share from approximately $1.40 to $1.46 to approximately $1.50 to $1.55. The estimate of earnings per diluted share is calculated in accordance with current accounting principles, generally accepted in the United States. Comparable store sales increases for the year are projected in the mid, single digit range.

     Conference Call Information

     Conn's, Inc. will host a conference call and audio webcast today, August 30, 2005 at 10:00 a.m. CDT, to discuss financial results for the quarter and six months ended July 31, 2005. The webcast will be available at www.conns.com and will be archived for 30 days. The webcast is also being distributed over CCBN's Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN's individual investor center at www.fulldisclosure.com. Institutional investors can access the call via StreetEvents (www.streetevents.com).

     About Conn's, Inc.

     The Company is a specialty retailer currently operating 54 retail locations in Texas and Louisiana: eighteen stores in the Houston area, eleven in the Dallas/Fort Worth Metroplex, seven in San Antonio, five in Austin, four in Southeast Texas, one in Corpus Christi, two in South Texas and six stores in Louisiana. It sells major home appliances, including refrigerators, freezers, washers, dryers and ranges, and a variety of consumer electronics, including projection, plasma, DLP and LCD televisions, camcorders, computers and computer peripherals, DVD players, portable audio and home theater products. The Company also sells lawn and garden products and mattresses, and continues to introduce additional product categories for the home to help increase same store sales and to respond to its customers' product needs.
     Unlike many of its competitors, the Company provides flexible in-house credit options for its customers. Historically, it has financed, on average, approximately 56% of retail sales. Customer receivables are financed substantially through an asset-backed securitization facility, from which the Company derives servicing fee income and interest income from these assets. The Company transfers receivables, consisting of retail installment contracts and revolving accounts extended to its customers, to a qualifying special purpose entity in exchange for cash and subordinated securities represented by asset-backed and variable funding notes issued to third parties.
     This press release contains forward-looking statements that involve risks and uncertainties. Such forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "could," "estimate," "should," "anticipate," or "believe," or the negative thereof or variations thereon or similar terminology. Although the Company believes that the expectations reflected in such forward-looking statements will prove to be correct, the Company can give no assurance that such expectations will prove to have been correct. The actual future performance of the Company could differ materially from such statements. Factors that could cause or contribute to such differences include, but are not limited to: the Company's growth strategy and plans regarding opening new stores and entering new markets; the Company's intention to update or expand existing stores; the Company's estimated capital expenditures and costs related to the opening of new stores or the update or expansion of existing stores; the Company's cash flow from operations, borrowings from its revolving line of credit and proceeds from securitizations to fund operations, debt repayment and expansion; growth trends and projected sales in the home appliance and consumer electronics industry and the Company's ability to capitalize on such growth; relationships with the Company's key suppliers; the results of the Company's litigation; interest rates; weather conditions in the Company's markets; changes in the Company's stock price; and the actual number of shares of common stock outstanding. Further information on these risk factors is included in the Company's filings with the Securities and Exchange Commission, including the Company's annual report on Form 10-K filed on April 5, 2005 and current report on Form 8-K filed in connection with this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, the Company is not obligated to publicly release any revisions to these forward-looking statements to reflect the events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.


                             Conn's, Inc.
           CONDENSED, CONSOLIDATED STATEMENTS OF OPERATIONS

              (in thousands, except earnings per share)

                               Three Months Ended   Six Months Ended
                                    July 31,            July 31,
                               ------------------- -------------------
                                 2004      2005      2004      2005
                               --------- --------- --------- ---------
Revenues

   Total net sales             $118,851  $143,849  $237,393  $282,783
   Finance charges and other     17,750    20,526    34,085    39,755
                               --------- --------- --------- ---------

      Total revenues            136,601   164,375   271,478   322,538

Cost and expenses
   Cost of goods sold,
    including warehousing
    and occupancy costs          85,704   103,579   170,479   204,496
   Cost of parts sold,
    including warehousing
    and occupancy costs           1,092     1,236     2,195     2,461
   Selling, general and
    administrative expense       37,521    44,700    72,383    84,182
   Provision for bad debts        1,227       443     2,649     1,595
                               --------- --------- --------- ---------

      Total cost and expenses   125,544   149,958   247,706   292,734
                               --------- --------- --------- ---------

Operating income                 11,057    14,417    23,772    29,804
Interest expense, net               567        59     1,149       414
                               --------- --------- --------- ---------
Income before minority
 interest and income taxes       10,490    14,358    22,623    29,390
Minority interest in limited
 partnership                       (131)        -      (246)        -
                               --------- --------- --------- ---------
Income before income taxes       10,359    14,358    22,377    29,390

Total provision for income
 taxes                            3,569     5,034     7,814    10,264
                               --------- --------- --------- ---------
Net income                       $6,790    $9,324   $14,563   $19,126
                               ========= ========= ========= =========

Earnings per share
   Basic                          $0.29     $0.40     $0.63     $0.82
   Diluted                        $0.29     $0.39     $0.61     $0.80
Average common shares
 outstanding
   Basic                         23,179    23,366    23,163    23,337
   Diluted                       23,801    24,114    23,769    23,987


                             Conn's, Inc.
                CONDENSED, CONSOLIDATED BALANCE SHEETS
                            (in thousands)

                                              January 31,   July 31,
                                                 2005         2005
                                             ------------ ------------
                   Assets
Current assets
   Cash and cash equivalents                      $7,027      $19,049
   Interests in securitized assets and
    accounts receivable, net                     131,294      136,215
   Inventories                                    62,346       60,846
   Deferred income taxes                           4,901        6,613
   Prepaid expenses and other assets               3,356        2,578
                                             ------------ ------------
      Total current assets                       208,924      225,301
Non-current deferred income tax asset              1,523        2,315
Total property and equipment, net                 47,710       52,220
Goodwill and other assets, net                     9,846        9,777
                                             ------------ ------------
       Total assets                             $268,003     $289,613
                                             ============ ============

             Liabilities and Stockholders' Equity
Current liabilities
   Notes payable                                  $5,500           $-
   Current portion of long-term debt                  29           18
   Accounts payable                               26,912       33,510
   Accrued expenses                               19,883       24,596
   Fair value of derivatives                         177            -
   Other current liabilities                       8,349        8,973
                                             ------------ ------------
      Total current liabilities                   60,850       67,097
Long-term debt                                     5,003            -
Non-current deferred income tax liability            704          820
Deferred gain on sale of property                    644          560
Total stockholders' equity                       200,802      221,136
                                             ------------ ------------
         Total liabilities and stockholders'
          equity                                $268,003     $289,613
                                             ============ ============


                             Conn's, Inc.
            CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (in thousands)

                                                For the Six Months
                                                   Ended July 31,
                                             -------------------------
                                                 2004         2005
                                             ------------ ------------
Net cash provided by operating activities           $596      $31,396
                                             ------------ ------------
Cash flows from investing activities
  Purchase of property and equipment              (9,047)      (9,964)
  Proceeds from sale of property                      15           13
                                             ------------ ------------
Net cash used in investing activities             (9,032)      (9,951)
Cash flows from financing activities
  Net borrowings (payments) under bank
   credit facilities, debt costs                     979      (10,500)
  Net proceeds from stock issued under
   employee benefit plans                            687        1,091
  Payment of promissory notes                        (34)         (14)
                                             ------------ ------------
Net cash provided by (used in) financing
 activities                                        1,632       (9,423)
                                             ------------ ------------
Impact on cash of consolidation of SRDS              190            -
                                             ------------ ------------
Net change in cash                                (6,614)      12,022
Cash and cash equivalents
  Beginning of the year                           12,942        7,027
                                             ------------ ------------
End of period                                     $6,328      $19,049
                                             ============ ============


                CALCULATION OF GROSS MARGIN PERCENTAGE
                        (dollars in thousands)

                               Three Months Ended   Six Months Ended
                                    July 31,            July 31,
                               ------------------- -------------------
                                 2004      2005      2004      2005
                               --------- --------- --------- ---------
Total revenues                 $136,601  $164,375  $271,478  $322,538
Less cost of goods and parts
 sold, including warehousing
 and occupancy cost             (86,796) (104,815) (172,674) (206,957)
                               --------- --------- --------- ---------
Gross margin dollars            $49,805   $59,560   $98,804  $115,581
                               ========= ========= ========= =========

Gross margin percentage            36.5%     36.2%     36.4%     35.8%


                         PORTFOLIO STATISTICS
          For the periods ended January 31, 2003, 2004, 2005
                      and July 31, 2004 and 2005
(dollars in thousands, except average outstanding balance per account)

                      1/31/03   1/31/04   1/31/05   7/31/04   7/31/05
                     --------- --------- --------- --------- ---------
Total accounts        285,247   299,717   350,251   320,224   380,717
Total outstanding
 balance             $303,825  $349,470  $428,700  $382,050  $472,688
Average outstanding
 balance per account   $1,065    $1,166    $1,224    $1,193    $1,242
60 day delinquency    $16,176   $18,267   $23,143   $19,662   $23,015
Percent delinquency       5.3%      5.2%      5.4%      5.1%      4.9%
Loan loss ratio           3.5%      3.4%      2.9%      3.4%      2.7%


     CONTACT: Conn's, Inc.
              Thomas J. Frank, 409-832-1696 Ext. 3218